Exhibit 10.7

CONTANGO OIL & GAS COMPANY

STOCK AWARD AGREEMENT

This Stock Award Agreement (this “Agreement”) is made as of DATE the “Effective Date”), by and between Contango Oil & Gas Company, a Delaware corporation (the “Company” or “MCF”), and NAME (the “Participant”).  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning ascribed to them in the Amended and Restated 2009 Incentive Compensation Plan, as adopted (the “Plan”).

WHEREAS, the Participant is an Employee, and the Participant’s continued participation is considered by the Company to be important for the Company’s continued growth; and

WHEREAS, the Board has determined that the Company shall make certain Grants to the Participant under the Plan, in furtherance of the purposes of the Plan of strengthening the desire of Employees to continue their employment with the Company and by securing other benefits for the Company;

WHEREAS, this Agreement shall represent the Grant of a Stock Award (referred to herein as “Restricted Stock”) as well as the Grant of a Stock Unit Award (referred to herein as “Restricted Stock Units” or “RSUs”)(the Restricted Stock and the RSUs referred to collectively herein as the “Award”);

WHEREAS, the Company desires to confirm the Grants and to set forth the terms and conditions of such Grants, and the Participant desires to accept such Grants and agree to the terms and conditions thereof, as set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Part I: Grant of Time-Based Restricted Stock Award

1)Grant of Restricted Stock.       The Company hereby confirms a Grant, under and pursuant to the Plan, to the Participant as of the Effective Date of AMOUNT  (#####) shares of Restricted Stock (the “Restricted Stock”) in consideration for the services which the Participant is to render the Company over the vesting period set forth in Section 2 of this Agreement.  The Restricted Stock is subject to all of the terms and conditions set forth in this Agreement and the Plan.

2)Vesting:        Except as set forth in Section 6 below, provided Participant continues to provide continuous service as an employee of the Company, the Restricted Stock will vest as follows:

First anniversary of the date of grant	33%

Second anniversary of the date of grant	33%

Third anniversary of the date of grant	34%

3)Participant’s Rights.  Subject to the terms hereof, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock while they are held in escrow (or held in book-entry form with the Company’s transfer agent), including without limitation, the right to vote the Company Stock and to receive any cash dividends declared thereon. All cash dividends shall be paid to the Participant within thirty (30) days of the vesting described in Section 2 of this Agreement (i.e., 33% of the dividend after the first anniversary of the grant, 33% after the second anniversary of the grant, and 34% after the third anniversary of the grant).

4)Restrictions; Forfeiture.  The Restricted Stock are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until these restrictions are removed or expire as contemplated within this Agreement.  The Restricted Stock are also restricted in the sense that they may be forfeited to the Company.  Participant hereby agrees that if the Restricted Stock are forfeited pursuant to this Agreement the Company shall have the right to deliver the Restricted Stock to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

5)Change of Control. In the event of a Change of Control, vesting shall be accelerated and the Restricted Stock shall become immediately vested and exercisable with respect to one hundred percent (100%) of the shares of Restricted Stock subject to this Agreement without regard to the Participant’s number of years of continuous service as an employee of the Company.

6)Separation from Service.

a)For Cause or Voluntary Termination.  In the event Participant’s employment is terminated by the Company for Cause or by the Participant’s voluntary resignation for any reason, the Participant shall forfeit any or all of the shares of the Restricted Stock which have not vested, and the Participant shall have no further rights with respect to the Award.  For purposes hereof, “Cause” means  (i) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (ii) with respect to all other Participants, (A) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate, (B) conduct tending to bring the Company or an affiliate into substantial public disgrace, or disrepute, or (C) gross negligence or willful misconduct with respect to the Company or an affiliate. The Plan administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

b)Without Cause.  In the event Participant’s employment is terminated by the Company without Cause, for purposes of determining vesting under this Section 6(b), Participant shall be deemed to continue employment through the date that is the anniversary of the date of grant of the Restricted Stock awarded under this Agreement coincident with or next following the date of such termination and vesting of the Restricted Stock that would have vested on such anniversary shall be accelerated and shall become immediately vested at termination.

c)Death and Disability.  In the event Participant’s employment is terminated on account of death or Disability (defined below), for purposes of determining vesting under this Section 6(c), Participant shall be deemed to continue employment through the date that is the anniversary of the date of grant of the Restricted Stock awarded under this Agreement coincident with or next following the date of such termination and vesting of the Shares that would have vested on such anniversary shall be accelerated and shall become immediately vested at termination. As used herein, “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. The determination of whether an individual has a Disability shall be determined under procedures established by the Plan administrator.  The Plan administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any affiliate in which a Participant participates.

7)Delivery of Stock.  Promptly following the expiration of the restrictions on the Restricted Stock as contemplated by this Agreement, the Company shall cause to be issued and delivered to Participant a certificate or other evidence of the number of Restricted Stock as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to this Agreement.  The value of such Restricted Stock shall not bear any interest owing to the passage of time.

8)Tax Elections for  Restricted Stock.  The Participant understands that under Section 83 of the Code, the difference between the purchase price, if any, paid for the shares of Restricted Stock subject to this Agreement and the fair market value on the date the forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. The Participant understands that the Participant may elect to be taxed at the time the shares of  Restricted Stock are acquired to the extent the fair market value of those shares of  Restricted Stock exceeds the purchase price, if any, paid for the shares, rather than when and as such shares of Restricted Stock cease to be subject to forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of acquisition of the Restricted Stock. The form for making this election is attached hereto as Exhibit A.  Participant understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by the Participant as the forfeiture restrictions lapse.

a)In the event that the Participant files, under Section 83(b) of the Code, an election to be taxed on his receipt of the Restricted Stock as the receipt of ordinary income at the date of grant of the Restricted Stock, the Participant shall at the time of such filing notify the Company of the making of such election and furnish a copy of the notice to the Company.

b)THE PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.  PARTICIPANT IS RELYING SOLELY ON PARTICIPANT’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

Part II: Grant of Performance-Based Restricted Stock Unit Award

9)Grant of Restricted Performance Stock Units.       The Company hereby confirms a grant, under and pursuant to the Plan, to the Participant as of the Effective Date of AMOUNT  (#####) Restricted Stock Units that will conditionally vest based on the performance conditions noted below (the “Performance Stock”). The Performance Stock is also intended to constitute a Qualified Performance-Based Compensation Award under Section 12 of the Plan, even if the Participant is not deemed to be a “covered employee” as defined within Section 162(m) of the Code on the Effective Date.

10)Performance Vesting Terms.  The Performance Stock is conditionally granted as a target award (the “Target Award”) subject to a performance period (the “Performance Period” described below), and in consideration for the services which the Participant is to render the Company over the vesting period during the Performance Period.  The Performance Stock is subject to all of the terms and conditions set forth in this Agreement and the Plan.

a)The Performance Period begins DATE and ends DATE. During this period, the Company’s stock (NYSE: MCF) performance will be measured against the performance of the S&P Oil & Gas Exploration & Production Exchange-Traded Fund (NYSE-ARCA: XOP) (the “Fund”) over the same period. A five-day volume weighted average price (VWAP) using the first five trading days and the last five days of the Performance Period will be used to measure the Company’s stock price performance percentage over or under the Fund’s performance percentage.

b)The Target Award will be adjusted by a “Modifier” (described within the chart in Section 10(c)(i)). A Participant’s earned award (if any) shall be equal to the Target Award multiplied by the Modifier for the applicable Performance Period after completion thereof, as reviewed and approved by the Board of Directors or a committee thereof (the “Earned Performance Stock”). The Modifier will be as follows based on the Company’s performance during the Performance Period compared to the Fund over the same period: 0% if performance is below minimum, 50% if performance is at minimum, 100% if performance is at target and 200% if performance is at or above the maximum level. For performance between the minimum and target level, a proportionate fraction of the Modifier between 50% and 100% will be applied, and for performance between the target level and maximum level, a proportionate fraction of the Modifier between 100% and 200% will be applied.

c)In the event the absolute performance of the Company’s stock is negative for the Performance Period, the Modifier will be reduced by 50%.

i)Example:

% MCF Stock Price Performance Over The Fund Performance %	Payout as % of Target Award (MODIFIER)	Payout as % of Target Award if MCF Absolute Performance is Negative
30% or more	200%	100%
26%	180%	90%
20%	150%	75%
14%	120%	60%
10%	100%	50%
6%	80%	40%
0%	50%	25%

d)Continuous Performance Required: Provided Participant continues to provide continuous service as an employee of the Company through the end of the Performance Period, the Earned Performance Stock will be vested on the last day of the Performance Period.

11)Adjustments to Performance Stock

a)Adjustments to the Fund. In the event that the Fund ceases to be publicly reported during the Performance Period or is otherwise no longer an eligible comparison for the Company’s performance, the Company will replace the Fund with the Dow Jones US Oil & Gas Exploration Exchange-Traded Fund (NYSE-ARCA: IEO) (the “Replacement Fund”). In the event the original Fund and the Replacement Fund cease to be publicly reported during the Performance Period or are both no longer an eligible comparison for the Company’s performance, the Company will   create a secondary replacement index using companies from each of the aforementioned funds that have had a class of common equity securities listed to trade under Section 12(g) of the Securities Exchange Act of 1934, as amended, during each day of the Performance Period.

Notwithstanding the foregoing, if any of the eligible peer group companies previously described above have been acquired, ceases to exist, files for bankruptcy, spins off assets, sells all or substantially all of its assets, or has failed to file timely financial statements during the Performance Period, then the peer group company will not be eligible to be included within the secondary replacement index.

b)Other Adjustments.  The Board of Directors or a committee thereof may make adjustments to the performance goals set forth above as set forth in the Plan, provided,  however, that in no event will an adjustment be made to any award that is intended to be a Qualified Performance-based Compensation Award pursuant to Section 12 of the Plan that could increase the amount of the Performance Stock from its actual results or otherwise violate the regulations promulgated pursuant to Section 162(m) of the Code.

12)Rights of Performance Stock Holders. Performance Stock are not shares of Company Stock and have no voting rights or, except as described in this paragraph, dividend rights.  With respect to each share of Performance Stock, the Participant is also awarded Dividend Equivalents with respect to one share of Company Stock, which means that, in the event that the Company declares and pays a cash dividend on its outstanding Company Stock and, on the record date for such dividend, the Participant holds Performance Stock that has not been settled or forfeited pursuant to the terms of this Agreement, then the Participant will be credited on the books and records of the Company with an amount equal to the amount per share of any such cash dividend for each outstanding share of Performance Stock. The Participant will be credited with such Dividend Equivalents for the Performance Period or, if earlier, the date the Participant forfeits his rights with respect to the Performance Stock. The Company will pay in cash to the Participant an amount equal to the Dividend Equivalents credited to such Participant, adjusted as necessary to reflect the number of Earned shares of Performance Stock as promptly as may be practicable after (a) the Board of Directors or an applicable committee thereof certifies the attainment of the applicable performance goals, or (b) if a Change of Control has occurred, the earlier to occur of the last day of the Performance Period and the date of the Change of Control, as applicable, and in any event no later than the 15th day of the third month following the end of the first taxable year in which the Dividend Equivalents are no longer subject to a substantial risk of forfeiture.  For purposes of clarity, if Performance Stock is forfeited by the Participant, then the Participant shall also forfeit the Dividend Equivalents accrued with respect to such Performance Stock.

13)Change of Control. In the event of a Change of Control before the end of the Performance Period, the Performance Period will be accelerated so that the end date of the Performance Period coincides with the Change of Control effective date. Performance relative to the accelerated Performance Period will be used to determine MCF stock price performance compared to the Fund, the Replacement Fund or other secondary replacement index as defined in Section 11 of this agreement, as applicable.

14)Separation of Service.  In the event Participant incurs a separation from service for any reason (including death or Disability) prior to the end of the Performance Period, the Participant shall forfeit any or all of the shares of the Performance Stock which have not vested as of the date of the separation from service.

15)Payment of Performance Stock. Payment for Earned Performance Stock will be made solely in shares of Company Stock, which will be issued to the Participant as promptly as practicable after the Board of Directors (or a committee thereof) has certified the attainment of the Company’s performance (which such payment and certification shall occur no later than sixty (60) days following the end of the Performance Period) or the occurrence of a Change of Control (which such payment shall occur no later than sixty (60) days following the date of the Change of Control), as applicable, and in any event no later than the fifteenth (15th) day of the third month following the end of the first taxable year in which the Performance Stock is no longer subject to a substantial risk of forfeiture.

Part III: Provisions Applicable to the Award

16)Restriction on Transfer.  Except for the transfer of the shares subject to this Agreement to the Company or its assignees contemplated by this Agreement, no portion of the Award or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such shares subject to this Agreement vest and are thereby released from all forfeiture provisions in accordance with the provisions of this Agreement.

17)Tax Withholding. The Company may require the Participant to pay to the Company (or the Company’s subsidiary if the Participant is an employee of a subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its subsidiary’s) current or future obligation to withhold federal, state or local income or other taxes that the Participant incurs as a result of the Award.  With respect to any required tax withholding, the Participant may (a) direct the Company to withhold from the shares of Company Stock to be issued to the Participant under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Company Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; or (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations.  If the Participant desires to elect to use the stock withholding option described in subparagraph (a), the Participant must make the election at the time and in the manner the Company prescribes.  The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under subparagraph (a) or (b).  In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

18)Investor Representations.  Participant represents that he/she is acquiring the Award for his/her own account for investment and has no present intent to resell or distribute all or any portion of the Award. Participant agrees that any Company Stock received pursuant to this Agreement will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

19)Legends.  The share certificate evidencing the Company Stock, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND FORFEITURE PROVISIONS AS SET FORTH IN THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SHARES SHALL BE VALID OR EFFECTIVE UNLESS MADE IN COMPLIANCE WITH ALL OF THE TERMS AND CONDITIONS OF SUCH AGREEMENT.

20)Adjustment for Stock Split.  All references to the number of shares of the Award in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the shares that may be made by the Company after the date of this Agreement as set forth in Section 17 of the Plan.

21)No Guarantee of Employment.  Nothing contained in this Agreement shall be deemed to require the Company to maintain the Participant's status as an Employee.  Except as may be provided in a written employment contract executed by a duly authorized officer of the Company and approved by the Committee or the Board, the Participant shall at all times be an employee-at-will of the Company and the Company may discharge the Participant at any time for any reason, with or without cause, and with or without severance compensation.

22)Indemnification.  The Participant agrees to hold harmless and indemnify the Company for any and all liabilities resulting to it through violation by the Participant of the warranties and representations made by the Participant in, and other provisions of, this Agreement.

23)Securities Laws.  Participant represents and warrants that Participant understands that Rule 144 promulgated under the Securities Act of 1933 (the “Securities Act”) may indefinitely restrict transfer of an Award so long as Participant remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available. Notwithstanding any provision of this Agreement to the contrary, the issuance of Company Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  No Company Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Company Stock may then be listed.  In addition, Company Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.  From time to time, the Board of Directors and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Company Stock available for issuance. The Participant agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) or any stock exchange or quotation system, or any other obligation of the Company or the Participant relating to the Award or this Agreement.

24)General Provisions.

a)This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of Delaware.

b)If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

c)Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the Participant at his address shown on the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

i)Any notice to the Escrow Agent shall be sent to the Company’s address with a copy to the other party hereto.

d)The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of the Participant under this Agreement may not be assigned; however, such rights and obligations shall inure to the benefit of, and be binding upon, the heirs, executors, or administrators of the Participant’s estate.

e)Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

f)The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

g)The Award has been granted to the Participant under the Plan, a copy of which has been previously provided to the Participant.  All of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference into this Agreement.  If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.  The Participant hereby acknowledges such prior receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), rules and regulations adopted from time to time thereunder, and by all decisions and determinations of the Board and the Committee made from time to time thereunder.

h)This Award shall be subject to any clawback or other recovery policy maintained by the Company and its subsidiaries, including, without limitation, any clawback policies required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002, or any other applicable law.  The Company may seek recovery of an Award to the fullest extent required by any such clawback policy.

i)The amounts payable pursuant to this Award are intended to comply with the short term deferral exception to Section 409A of the Code, set forth in Treasury Regulation § 1.409A-1(b)(4), or are intended to be exempt from Section 409A of the Code, and this Agreement shall be interpreted accordingly.  However, to the extent that a Participant is a “specified employee” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code as of the Participant’s date of a separation from service (which, for purposes of this Agreement, shall have the meaning given such phrase within Section 409A of the Code) no amount that may constitute a deferral of compensation and is not otherwise exempt from Section 409A of the Code which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the Participant’s date of termination or, if earlier, the date of the Participant’s death following such date of termination.  All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.  No interest will be paid by the Company with respect to any such delayed payments.  For purposes of Section 409A of the Code, each payment or amount due under this Plan shall be considered a separate payment.

j)Captions in this Agreement are for convenience of reference only and shall not be considered in the construction hereof.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.  Any requirement of time made hereinabove shall be of the essence of this Agreement.

k)This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the Award, and supersede any prior agreements or documents with respect thereto.  No amendment, alteration, suspension, discontinuation, or termination of this Agreement, which may impose any additional obligation upon the Company or materially impair the rights of Employee with respect to the Award, shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Participant.

l)In the event of any conflict or inconsistency between the terms of this Agreement and the terms of an employment agreement between Participant and the Company, the terms of which have been approved by the Committee or the Board, the terms contained in such employment agreement shall govern and control.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first written above.

CONTANGO OIL & GAS COMPANY	PARTICIPANT

E. Joseph Grady, Senior Vice President and CFO	NAME – Signature

EXHIBIT A

FORM OF ELECTION UNDER SECTION 83(B)
OF THE INTERNAL REVENUE TAX CODE

The undersigned hereby elects to include value of restricted property in gross income in the year of transfer pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.The name, address and taxpayer identification number of the undersigned are:

Name:

Street:

City, State, Zip:

Taxpayer I.D. No.:

2.Description of property with respect to which the election is being made: ________________ shares of common stock of Contango Oil & Gas Company, a Delaware corporation (the “Company”) (EIN ______________) (the “Common Stock”).

3.The date on which property was transferred ‑  __________________.

The taxable year to which this election relates is calendar year ______

4.The nature of the restriction(s) to which the property is subject is: If the taxpayer terminates employment with the Company prior to vesting in one or more of the shares of Common Stock, then those unvested shares will be forfeited.  The shares of Common Stock will vest and cease to be subject to forfeiture in a series of three (3) successive equal annual installments upon the taxpayer’s completion of each year of employment with the Company over the three (3)-year period measured from _____________________.

The Common Stock is subject to transfer restrictions in the taxpayer’s hands by virtue of language to that effect stamped on the stock certificate.

5.Fair market value: The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Common Stock with respect to which this election is being made is $______ per share.

6.Amount paid for property: The taxpayer paid $0 per share of Common Stock.

7.Furnishing statement to employer: A copy of this statement has been furnished to the Company.

Signature:	Date:

Print Name: